     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 1998
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                    -------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    -------------

                       SOUTHWEST BANCORPORATION OF TEXAS, INC.
                   (Name of Registrant as specified in its charter)

               TEXAS                                             76-0519693
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                               4400 POST OAK PARKWAY
                                HOUSTON, TEXAS 77027
                                   (713) 235-8800
  (Address, including zip code, and telephone number, including area code, of
                     Registrant's principal executive offices)

                                  DAVID C. FARRIES
                              EXECUTIVE VICE PRESIDENT
                      SOUTHWEST BANCORPORATION OF TEXAS, INC.
                               4400 POST OAK PARKWAY
                                HOUSTON, TEXAS 77027
                                   (713) 235-8800
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                     COPIES TO:

                               MICHAEL P. FINCH, ESQ.
                               VINSON & ELKINS L.L.P.
                              1001 FANNIN, SUITE 2300
                             HOUSTON, TEXAS 77002-6760
                                   (713) 758-2128
                                 FAX (713) 615-5282

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                                  Proposed         Proposed maximum
  Title of each class of       Amount to be   maximum offering        aggregate           Amount of
securities to be registered     registered    price per share(1)   offering price(1)   registration fee
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share............  140,000 shares        $35.25             $4,935,000         $1,456.00
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on The NASDAQ Stock Market on March 10, 1998 ($35.25 per share).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

                     SUBJECT TO COMPLETION, DATED MARCH 16, 1998


                                    140,000 Shares


                       SOUTHWEST BANCORPORATION OF TEXAS, INC.
                                     COMMON STOCK

     This prospectus (this "Prospectus") relates to the periodic offer and sale of up to an aggregate of 140,000 shares (the "Shares") of Common Stock, $1.00 par value per share ("Common Stock"), of Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), for the account of certain selling shareholders (the "Selling Shareholders") of the Company. See "Selling Shareholders." The offering of Shares hereunder will terminate on or before February 5, 2000.

     The Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed for trading on The NASDAQ Stock Market ("NASDAQ") under the trading symbol "SWBT." On
March 12, 1998, the last reported sale price of the Common Stock on NASDAQ was $36.75 per share. The Shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders. Each Selling Shareholder is a party to an Agreement and Plan of Reorganization dated as of February 5, 1998, with the Company, pursuant to which the Company will pay all expenses of registration of the sale of the Shares, estimated at $20,000.

     The address of the executive offices of the Company is 4400 Post Oak Parkway, Houston, Texas 77027, and the telephone number of the Company is (713) 235-8800.

                                   ---------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                   ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ---------------

     No person has been authorized to give any information or to make any representation contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities other than the Common Stock offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy the Common Stock in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


------------------------------------------------------------------------------
            The date of this Prospectus is _____________, 1998.

                                AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.; Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from the site maintained by the Commission on the Internet World Wide Web at http//www.sec.gov. In addition, copies of reports filed with the Commission may be inspected at the Nasdaq Stock Market, 80 Merritt Boulevard, Trumbull, Connecticut 06611.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock offered hereby.
Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents, filed with the Commission by the Company pursuant to the Exchange Act, are incorporated herein by reference and made a part of this Prospectus:

          (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

          (ii) Description of the Common Stock contained in the Company's Prospectus dated January 27, 1997, which description is included in the Company's Registration Statement on Form S-1 (Registration Statement No. 333-16509).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner of any of the Common Stock to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Written or oral requests for such copies should be directed to Controller, Southwest Bancorporation of Texas, Inc., 4400 Post Oak Parkway, Houston, Texas 77027; telephone: (713) 235-8800.

                                 RISK FACTORS

     Prospective purchasers of the Shares offered hereby should carefully review the information contained elsewhere or incorporated by reference in this Prospectus and should particularly consider the following matters. Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "intends," "plans," "seeks" or "estimates" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautoinary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

EXPOSURE TO LOCAL ECONOMIC CONDITIONS

     The Company's success is dependent to a significant extent upon general economic conditions in the Houston metropolitan area. The banking industry in Texas and Houston is affected by general economic conditions such as inflation, recession, unemployment and other factors beyond the Company's control. During the mid-1980's, severely depressed oil and gas prices materially and adversely affected the Texas and Houston economies, causing recession and unemployment in the region and resulting in excess vacancies in the Houston real estate market and elsewhere in the state. Since 1987, the local economy has improved in part due to its expansion into non-energy related industries. As the Houston economy has diversified away from the energy industry, however, it has become more susceptible to adverse effects resulting from recession in the national economy. Economic recession over a prolonged period of time in the Houston area could cause significant increases in nonperforming assets, thereby causing operating losses, impairing liquidity and eroding capital. There can be no assurance that future adverse changes in the local economy would not have a material adverse effect on the Company's consolidated financial condition, results of operations or cash flows.

INTEREST RATE RISK

     The Company's earnings depend to a substantial extent on "rate differentials," i.e., the differences between the income the Company receives from loans, securities and other earning assets, and the interest expense it pays to obtain deposits and other liabilities. These rates are highly sensitive to many factors which are beyond the Company's control, including general economic conditions and the policies of various governmental and regulatory authorities. For example, in an expanding economy, loan demand usually increases and the interest rates charged on loans usually increase. Increases in the discount rate by the Federal Reserve Board usually lead to rising interest rates, which affect the Company's interest income, interest expense and securities portfolio. Also, governmental policies such as the creation of a tax deduction for individual retirement accounts can increase savings and affect the Company's cost of funds. From time to time, maturities of assets and liabilities are not balanced, and a rapid increase or decrease in interest rates could have an adverse effect on the net interest margin and results of operations of the Company. The nature, timing and effect of any future changes in federal monetary and fiscal policies on the Company and its results of operations are not predictable.

COMPETITION

     The banking business is highly competitive, and the profitability of the Company depends principally upon its ability to compete in the Houston metropolitan area. In addition to competing with other commercial and savings banks and savings and loan associations, the Company competes with credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, asset-based non-bank lenders and governmental organizations that may offer subsidized financing at lower rates than those offered by the Company. Many of such competitors have significantly greater financial and other resources than the Company. Although the Company has been able to compete effectively in the past, no assurance can be given that the Company will continue to be able to compete effectively in the future. Various legislative acts in recent years have led to increased competition among financial institutions. There can be no assurance that the United States Congress will not enact legislation that may further increase competitive pressures on the Company. Competition from both financial and non-financial institutions is expected to continue.

SUPERVISION AND REGULATION

     Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by federal and state regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"), and to regulation and supervision by the Federal Reserve Board. The Company's subsidiary, Southwest Bank of Texas National Association ("SW Bank"), as a national banking association, is subject to regulation and supervision by the OCC and, as a result of the insurance of its deposits, the Federal Deposit Insurance Corporation (the "FDIC"). These regulations are intended primarily for the protection of depositors, rather than for the benefit of investors. The Company and SW Bank are subject to changes in federal and state law, as well as changes in regulation and governmental policies, income tax laws and accounting principles. The effects of any potential changes cannot be predicted but could adversely affect the business and operations of the Company and SW Bank in the future.

     Federal Reserve Board policy requires a bank holding company such as the Company to serve as a source of financial strength to its banking subsidiaries and commit resources to their support. The Federal Reserve Board has required bank holding companies to contribute cash to their troubled bank subsidiaries based upon this "source of strength" regulation, which could have the effect of decreasing funds available for distributions to shareholders.

     The Company's principal source of funds is cash dividends from SW Bank.
The payment of dividends by SW Bank to the Company is subject to restrictions imposed by federal banking laws, regulations and authorities. Without approval of the OCC, dividends in any calendar year may not exceed SW Bank's total net profits for that year, plus its retained profits for the preceding two years, less any required transfers to capital surplus or to a fund for the retirement of any preferred stock. In addition, a dividend may not be paid in excess of a bank's cumulative net profits after deducting bad debts in excess of the allowance for loan losses. As of December 31, 1997, approximately $37.7 million was available for payment of dividends by SW Bank to the Company under these restrictions without regulatory approval.

     The federal banking statutes also prohibit a national bank from making any capital distribution (including a dividend payment), if, after making the distribution, the institution would be "undercapitalized," as defined by statute. In addition, the relevant federal regulatory agencies also have authority to prohibit a national bank from engaging in an unsafe or unsound practice in conducting its business, as determined by the agency. The payment of dividends could be deemed to constitute such an unsafe or unsound practice, depending upon the financial condition of SW Bank. Regulatory authorities could also impose administratively stricter limitations on the ability of SW Bank to pay dividends to the Company if such limits were deemed appropriate to preserve SW Bank's capital.

DEPENDENCE ON KEY PERSONNEL

     The Company and SW Bank are dependent on certain key personnel, including Walter E. Johnson, Paul B. Murphy, Jr., Joseph H. Argue, Yale Smith, Steve D. Stephens, J. Nolan Bedford, Sharon K. Sokol and David C. Farries, each of whom has relationships with customers of SW Bank that the Company considers important to its business. The loss of such individuals or other members of senior management could have an adverse effect on the Company's growth and profitability. Neither the Company nor SW Bank maintains any key man life insurance policy on any of these individuals or any other member of senior management.

CERTAIN CHARTER AND BYLAW PROVISIONS

     The Company's Articles of Incorporation and Bylaws contain certain provisions that could delay, discourage or prevent an attempted acquisition or change of control of the Company. These provisions include (i) a Board of Directors classified into three classes with the directors of each class having staggered, three-year terms, (ii) a provision establishing certain advance notice procedures for nomination of candidates for election as directors and for shareholder proposals to be considered at an annual meeting of shareholders and
(iii) a provision that special meetings of the shareholders of the Company may be called by shareholders only upon the written request of holders of at least

33 1/3% of the outstanding shares of capital stock entitled to vote at any such meeting. The Company's Articles of Incorporation authorize the Board of Directors of the Company to issue shares of preferred stock without shareholder approval and upon such terms as the Board of Directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate purposes, could also have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a controlling interest in the Company.

                                     THE COMPANY

     The principal executive offices of the Company are located at 4400 Post Oak Parkway, Houston, Texas 77027, and its telephone number is (713) 235-8800. Unless the context requires otherwise, references herein to the "Company" include Southwest Bancorporation of Texas, Inc. and its subsidiary, SW Bank.
For additional information regarding the Company, see the documents specified in "Incorporation of Certain Information by Reference."

                                   USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

                                 SELLING SHAREHOLDERS

     The Common Stock covered by this Prospectus is to be offered for the account of the Selling Shareholders. The Selling Shareholders are:


                                                                                          Number of Shares of
                             Number of Shares of Common          Number of Shares of       Common Stock to be
                                Stock Owned Prior                    Common Stock        Owned After Completion
Name of Selling Shareholder         to Offering                   Offered Hereunder          Of Offering
---------------------------  --------------------------          -------------------     ----------------------
Joel Rosenthal                         43,750                           43,750                 - 0 -
Gregory L. Brown                       43,750                           43,750                 - 0 -
Allan D. Rosenthal                     17,500                           17,500                 - 0 -
Norman Rosenthal                       17,500                           17,500                 - 0 -
Larry Sondock                          18,500                           17,500                 1,000


     On February 5, 1998, the Selling Shareholders transferred substantially all of the business and assets of City Financial Services, Inc. ("CFS") and First Republic Capital Corp. ("FRC") to SW Bank in exchange for the Shares, and Joel Rosenthal and Gregory L. Brown entered into three-year Employment Agreements with the Company, pursuant to which they each hold the position of Senior Vice President of SW Bank and manage the business formerly owned by CFS and FRC as a division of SW Bank.

                                 PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Shareholders that the Shares may from time to time be offered for sale either directly by the Selling Shareholders or through underwriters, dealers or agents or on any exchange on which the Shares may from time to time be traded, or in independently negotiated transactions or otherwise; provided that such transactions will not include an underwritten public offering. The Shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders and any underwriters, dealers or agents that participate in distribution of the Shares may be deemed to be underwriters, and any profit on sale of the Shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The methods by which the Shares may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus;
(c) exchange distributions and/or secondary distributions in accordance with the rules of NASDAQ; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) privately negotiated transactions.

     The Company has agreed to register for sale under the Securities Act and certain state securities laws the Shares and to indemnify the Selling Shareholders and each person who participates as an underwriter in the offering of the Shares, against certain civil liabilities, including certain liabilities under the Securities Act.

     There can be no assurances that the Selling Shareholders will sell any or all of the Shares offered hereunder.

                                    LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon by Vinson & Elkins L.L.P., Houston, Texas.

                                       EXPERTS

     The consolidated balance sheet of Southwest Bancorporation of Texas, Inc. and Subsidiary as of December 31, 1997 and 1996 and the consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the registration of the Shares are set forth in the following table. All amounts except the registration fee are estimated.

           Registration Fee (Securities and Exchange
            Commission)                                           $ 1,456
           Accountant's Fees and Expenses                           1,000
           Legal Fees and Expenses                                 15,000
           Printing Expenses                                        1,000
           Miscellaneous                                            1,544
                                                                  -------
           Total                                                  $20,000
                                                                  -------
                                                                  -------

     The Company will bear the expenses of registration of the Shares; the Selling Shareholders will not bear any of such expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of the Company provide that, subject to certain limitations, its officers and directors (and certain other individuals acting on behalf of the Company) will be indemnified by the Company against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such persons, to the fullest extent permitted under the Texas Business Corporation Act (the "TBCA"). Generally, Article 2.01-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

     The Company's Articles of Incorporation provide that a director of the Company will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or the shareholders, (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's officer, (iv) an action or omission for which the liability of the director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or dividend.

ITEM 16.  EXHIBITS.

         *3.1  --   Articles of Incorporation of the Company
         *3.2  --   Bylaws of the Company (Restated as of December 31, 1996)
         *3.3  --   Amendment dated December 18, 1996 to Articles of
                    Incorporation of the Company
         *4.1  --   Specimen Common Stock certificate
        **5.1  --   Opinion of Vinson & Elkins L.L.P.
       **23.1  --   Consent of Coopers & Lybrand L.L.P.
       **23.2  --   Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)
       **24.1  --   Powers of Attorney (included on the signature page to this
                    Registration Statement)

----------------
      * These Exhibits are incorporated herein by reference to the Exhibits bearing the same Exhibit numbers in the Registrant's Form S-1 Registration Statement No. 333-16509, declared effective by the Commission on January 27, 1997.
     **   Filed herewith.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of March, 1998.

                                    SOUTHWEST BANCORPORATION OF TEXAS, INC.



                                    By: /s/  WALTER E. JOHNSON
                                        ------------------------------------
                                        Walter E. Johnson
                                        Chairman of the Board and Chief
                                        Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Murphy, Jr., David C. Farries and R. John McWhorter, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        SIGNATURE                          TITLE                       DATE

/s/  WALTER E. JOHNSON        Chairman of the Board and Chief     March 13, 1998
----------------------------  Executive Officer (Principal
     Walter E. Johnson        Executive Officer)



/s/  DAVID C. FARRIES         Executive Vice President,           March 13, 1998
----------------------------  Treasurer and Secretary (Principal
     David C. Farries         Financial Officer)



/s/  R. JOHN McWHORTER        Vice President and Controller       March 13, 1998
----------------------------  (Principal Accounting Officer)
     R. John McWhorter


/s/  J. DAVID HEANEY           Director                           March 13, 1998
----------------------------
     J. David Heaney


                               Director
----------------------------
     John W. Johnson


/s/  JOHN B. BROCK III         Director                           March 13, 1998
----------------------------
     John B. Brock III

/s/  ERNEST H. COCKRELL        Director                           March 13, 1998
----------------------------
     Ernest H. Cockrell


/s/  WILHELMINA R. MORIAN      Director                           March 13, 1998
----------------------------
     Wilhelmina R. Morian


/s/  PAUL B. MURPHY, JR.       Director                           March 13, 1998
----------------------------
     Paul B. Murphy, Jr.


/s/  ANDRES PALANDJOGLOU       Director                           March 13, 1998
----------------------------
     Andres Palandjoglou


/s/  ADOLPH A. PFEFFER, JR.    Director                           March 13, 1998
----------------------------
     Adolph A. Pfeffer, Jr.


/s/  STANLEY D. STEARNS, JR.   Director                           March 13, 1998
----------------------------
     Stanley D. Stearns, Jr.


                               Director
----------------------------
     Michael T. Willis